EXHIBIT 23.1





INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Educational Video Conferencing, Inc.

We hereby consent to the incorporation by reference in the registration statement of Educational Video Conferencing, Inc. on Form S-8 of our report dated January 19, 2001, on the consolidated financial statements of Educational Video Conferencing, Inc. and Subsidiaries as of December 31, 2000 and 1999 and for the years then ended appearing in the annual report on Form 10-KSB of Educational Video Conferencing, Inc. for the year ended December 31, 2000.




/s/   Goldstein Golub Kessler LLP

New York, New York
October 23, 2001